                                                                    EXHIBIT 12.1

                              HCC INDUSTRIES INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (in thousands)





                                                                                       Pro Forma
                                                        Three Months Ended         Three Months Ended
                                                  -----------------------------   --------------------
                                                  June 29, 1996   June 28, 1997       June 28, 1997
                                                  -------------   -------------   --------------------
Earnings:

   Earnings before taxes and extraordinary item        $3,012          $1,552             $1,567

   Add: Fixed Charges*                                    387           2,605              2,590
                                                       ------          ------             ------
                                                       $3,399          $4,157             $4,157
                                                       ======          ======             ======

*Fixed Charges:

   Interest expense                                    $  387          $2,605             $2,590
                                                       ------          ------             ------
                                                       $  387          $2,605             $2,590
                                                       ======          ======             ======
Ratio of Earnings to Fixed Charges                        8.8             1.6                1.6
                                                       ======          ======             ======

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before taxes and extraordinary item plus fixed charges and "fixed charges" consist of interest expense and amortization of debt issuance costs.